EXHIBIT 10.15


                     RETIREMENT AGREEMENT AND MUTUAL RELEASE
                               OF RICHARD G. MEISE

This Retirement Agreement and Mutual Release is made and entered into by and between RICHARD G. MEISE (hereinafter referred to as "Employee") and MICROTEST, INC. (hereinafter referred to collectively with all of its subsidiaries (where appropriate) as the "Company").

In consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, Employee and the Company agree as follows:

1. Retirement of Employment - Employee retires his position as Chairman and CEO of the Company and all subsidiaries, effective January 18, 1999. He will remain an outside director until the annual meeting of stockholders of the Company held in 1999, his resignation as a director to be effective at such time.

2. Consulting Services - Upon reasonable request of the Board or CEO, employee agrees to render consulting services to the Company for the period from January 18, 1999 through January 1, 2001. However, after April 30, 1999 the Employee shall not have to consult for more than 5 days a month or 16 days a quarter, and consulting services shall be rendered at reasonable, mutually agreed upon times. In the event additional time is required after April 30, 1999 the Company shall pay the Employee $1,000 per diem.

     Among other things, Employee may be asked to assist in the potential sale of the Company's connectivity product line. In the event of such a sale, Employee would not be entitled to any fee or payment (additional to the payments described herein) for such assistance.

3. Payments - The Company shall pay to Employee $100,000 per annum as a consulting fee through January 1, 2001, payable in bi-weekly installments. Employee shall be responsible for all income taxes, self-employment taxes and similar obligations with respect to any payments made hereunder, and shall defend, indemnify and hold harmless the Company and the affiliated persons enumerated in Paragraph 5 below against any tax liabilities, payments, interest and penalties and related attorneys' fees and costs that may arise therefrom.

4.   Benefits and Options -

     a. Effective January 18, 1999, Employee shall be entitled to medical insurance benefits to the extent provided to executive staff. The Company shall pay for these benefits through February 2001.

     b. The Company has granted to Employee options to acquire shares of Common Stock. The Company agrees that the options will continue to vest through January 27, 1999 and each party agrees that as of such date Employee will have 190,164 shares of common stock purchasable pursuant to vested options. The Company further agrees to extend the exercise period for vested options through February 28, 2001. All other options shall terminate.

     c. The Company will provide to the Employee the current laptop he is using as well as his cell phone and reimburse him for business-related charges through January 1, 2001.

5. Release and Covenant Not to Sue - Employee hereby forever releases, discharges, cancels, waives, and acquits for himself, his spouse and his heirs, executors, administrators and assigns, the Company and any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, employees, attorneys, successors and assigns, of and from any and all rights, claims, demands, causes of action, obligations damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which Employee has, had or may hereafter have against them, or any of them arising out of, or by reason of, any cause, matter, or thing whatsoever existing as of the date of execution of the Agreement, WHETHER KNOWN TO THE PARTIES AS THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT, other than for breach of this Agreement.

     This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to the employment and/or retirement of Employee by the Company, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, 1991, Title VII as amended by the Civil Rights Acts of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act (LMRA), the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Rehabilitation Act of 1973, the Arizona Civil Rights Act, the Family and Medical Leave Act of 1993, Worker's Compensation Claims, or any other federal, state, or local statute, or any contract, agreement, plan or policy. Employee further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violation of law or public policy or seeking worker's compensation, against the Company and/or any and all of its affiliates, subsidiaries, corporate parents, directors, agents, officers, owners, employees, successors and assignees premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement.

     Employee acknowledges that the considerations afforded him under this Agreement, including the payments and considerations described in Paragraphs 3 and 4 above, are in full and complete satisfaction of any claims Employee may have, or may have had relating to the Company, including any arising out of his employment with the Company (or any subsidiary) or the retirement therefrom.

     Company hereby forever releases, discharges, cancels, waives, and acquits Employee of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which Company has had or may hereafter have against him from the date of this Agreement, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT, other than for breach of this Agreement, and except for any action or omission as to which the Employee is not entitled to mandatory indemnification under section 145 of the Delaware Corporate Code, or as to any matter set forth in section 102(b)(7)(i) to (iv) thereof (as if Employee were a director).

6.   Time  Period  of   Considering  or  Canceling  This  Agreement  -  Employee
     acknowledges that he has been offered a period of time of at least twenty-one (21) days to consider whether to sign this Agreement, which he hereby waives, and the Company agrees that Employee may cancel this Agreement at any time during the seven (7) days following the date on which this Agreement has been signed by all parties to this Agreement. In order to cancel or revoke this Agreement, Employee must deliver to the Dianne Walker at 3086 Fairway Hills Court, Park City, Utah 84060 written notice stating that Employee is canceling or revoking this Agreement. If this Agreement is timely canceled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make the payments to Employee or to provide Employee with the other benefits described in this Agreement.

7. Confidentiality - Employee and the Company agree to maintain in confidence the terms and existence of this Agreement and the discussions that led to its creation and execution, with the exception that the Company may disclose this Agreement and its terms to the extent required or appropriate under applicable securities exchange or other laws or regulations and the Employee may disclose such matters to any attorney who is providing advice to Employee, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law. These obligations, as well as the duties imposed upon Employee by law or the confidentiality agreement that the Employee has entered into with the Company attached as Exhibit "A", shall continue during and survive the termination of Employee's employment (including as a director and consultant).

8. Non-Competition - Employee covenants and agrees that he will not, during his employment as a consultant and service as a director of the Company and for one (1) year after termination of both capacities, within any jurisdiction in which the Company does business:

      (i) Directly or indirectly participate in or assist in the ownership, management, operation or control of any business similar to or competitive with the Company; PROVIDED, HOWEVER, that Employee may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or in the over the counter market if Employee (x) is not a controlling person of, or a member of a group which controls, such person or (y) does not, directly or indirectly, own 1% or more of any class of securities of such person; or

      (ii) Directly or indirectly solicit for employment any person who is, or within the six month period preceding the date of such solicitation was, an employee of the Company; or

      (iii) Call on or directly or indirectly solicit or divert or take away from the Company any person, firm, corporation, or other entity who is a customer or supplier of the Company.

9.   Reasonableness of Scope; Remedies -

     a. Employee acknowledges and agrees that a breach by Employee of the provisions of Sections 7 and 8 of this Agreement will cause the Company irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Employee further acknowledges and agrees that he has such skills and abilities that the provisions of this Sections 7 and 8 will not prevent him from earning a living. Employee expressly agrees that the Company shall be entitled to injunctive or other equitable relief to prevent a threatened breach, breach or continued breach of Sections 7 and 8 hereof in addition to any other remedies legally available to it. Employee further agrees that the time periods described in Sections 7 and 8 shall be extended for a period equal to the duration of any breach of this Agreement by Employee.

     b. Employee agrees that upon the commencement by him of employment with any third party during the period in which the terms of Sections 7 or 8 hereof are in effect, Employee shall promptly disclose to each such new employer the terms of Sections 7 and 8. Employee further agrees and authorizes the Company to notify others, including customers of the Company and any such future employers of Employee, of the terms of this Agreement and of Employee's obligations hereunder.

10. Reliance - Employee warrants and represents that: (i) he has relied on his own judgment regarding the consideration for and language of this Agreement; (ii) he has been given a reasonable period of time to consider this Agreement, has been advised to consult with counsel of his own choosing before signing this Agreement, and has consulted with counsel or voluntarily elected not to consult with independent counsel; (iii) the Company has not in any way coerced or unduly influenced him to execute this Agreement; and (iv) this Agreement is written in a manner that is understandable to him and he has read and understood all paragraphs of this Agreement.

11. Nature of the Agreement - This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. Except as provided in paragraph 7, above, this Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. This Agreement may not be modified or changed unless done so in writing, signed by both parties. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles.

12. No Admission of Liability - Nothing contained in this Agreement shall be construed in any manner as an admission by any party that they have violated any statue, law or regulation, or breached any contract or agreement.

13. No Disparagement - Employee and the Company agree that as part of the consideration for this Agreement, neither party will make disparaging or derogatory remarks, whether oral or written, about the other party or its subsidiaries, affiliates, officers, directors, employees or agents.


RICHARD G. MEISE                                              MICROTEST, INC.


/s/ Richard G. Meise                            By: /s/  Kent c. Mueller
-----------------------------                      -----------------------------

                                                Its:
-----------------------------                       ----------------------------

Dated:                                          Dated:
     ------------------------                         --------------------------